As filed with the Securities and Exchange Commission on September 26, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILEXION THERAPEUTICS CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

12 Abba Hillel Road
Ramat Gan, Israel 5250606
+972-3-756-4999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	Mark S. Selinger, Esq. Gary Emmanuel, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017-5404 Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●
a base prospectus which covers the offering, issuance and sale of up to $100,000,000 in the aggregate amount of our ordinary shares, warrants, and/or units consisting of some or all of these securities; and

●
a prospectus supplement covering the offering, issuance and sale of up to $13,170,000 of our ordinary shares that may be issued and sold under an At The Market Offering Agreement (the “Sales Agreement”), dated September 26, 2025, with H.C. Wainwright & Co., LLC, as sales agent or principal (“Wainwright” or the “sales agent”) (the “Sales Agreement Prospectus Supplement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement Prospectus Supplement immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the Sales Agreement Prospectus Supplement are included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the offering amount included in the Sales Agreement Prospectus Supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2025

Silexion Therapeutics Corp

$100,000,000

Ordinary Shares
Warrants
Units

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $100,000,000, but may be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3, pertaining to primary offerings by certain registrants, which includes our company.

As of September 25, 2025, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $39,511,803, based on 3,126,642 ordinary shares outstanding, of which 2,644,699 ordinary shares were held by non-affiliates, and a price per share of $14.94 based on the closing sale price of our ordinary shares on July 31, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

The specific terms of any securities to be offered, and any other information relating to a specific offering, including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “SLXN” and “SLXNW,” respectively. On September 24, 2025, the last reported sale price for our ordinary shares on The Nasdaq Capital Market was $3.86 per share, and the last reported sale price of our warrants was $0.0355 per warrant. Our principal executive offices are located at 12 Abba Hillel Road, Ramat Gan, Israel 5250606, and our telephone number is +972-3-756-4999. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares or warrants on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

We are a “smaller reporting company” and an “emerging growth company” as defined under U.S. federal securities laws and, as such, are entitled to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. Please see “Implications of Being a Smaller Reporting Company and Emerging Growth Company” in the Prospectus Summary below.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated [●], 2025.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (the “SEC”), as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Registrant,” “New Silexion,” “the Company,” “our company,” “we,” “us” and “our” refer to Silexion Therapeutics Corp, a Cayman Islands exempted company. References to ‘Silexion” and “Moringa” refer to our two wholly-owned subsidiaries, Silexion Therapeutics Ltd., an Israeli company, and Moringa Acquisition Corp, a Cayman Islands exempted company, respectively.

This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

THE COMPANY

Overview

We are a Cayman Islands exempted company that was originally formed for the purpose of effectuating a business combination transaction and that now serves as a publicly-traded holding company for each of our two subsidiaries— Silexion (through which our operations are carried out) and Moringa (which has no operations). Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the trading symbols “SLXN” and “SLXNW”, respectively.

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS (Kirsten rat sarcoma) gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals into the cell. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL204, consists of locally administered small interfering RNAs, or siRNA, in a solution, as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy.

The KRAS oncogene is considered to be the most common oncogenic gene driver in human cancers, and the most notable in pancreatic, lung, and gastrointestinal (GI) (including colorectal, esophagus, stomach, small bowel, and appendix) cancers. Considered a challenging therapeutic target due to its intrinsic characteristics, recent advances have been made at directly inhibiting the KRAS proteins produced by the mutated gene. Our platform is designed to silence the gene, and thus prevent the production of the harmful mutated KRAS proteins driving the growth of cancerous tumors.

We are currently focused on treatment for pancreatic cancer (PC) tumors bearing the KRAS G12D or KRAS G12V mutations where metastases have not been detected and are non-resectable, i.e. they are not able to be surgically removed. For our first indication, we are targeting the largest and least treatable form of localized pancreatic tumors referred to as locally advanced pancreatic cancer. LAPC represents approximately 30% of the total pancreatic cancer population. We are currently developing SIL204, a second-generation siRNA product candidate following a Phase 1 and Phase 2 clinical trial with our first-generation siRNA product candidate, siG12D-LODER, which we also refer to as Loder. Results from the Phase 2 clinical trial showed a trend for differences between treatment groups in patients with the KRAS G12D/V mutation, with the Loder arm suggesting an overall survival advantage of 9.3 months.

 SIL204 has been designed to optimize Loder with the aim of improving uptake into tumor cells, enhancing stability, and broadening the scope of its silencing activity. To carry out that optimization, we have introduced a novel delivery approach, directly into the tumor, where it can be most effective, getting across the very strong barrier surrounding pancreatic tumor cells, which limits the effectiveness of current treatments. For affected tumor cells which may have already left the primary tumor, we also administer SIL204 systemically via the subcutaneous route.

We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL204 administered intratumorally in combination with standard of care (SoC) chemotherapy versus SoC chemotherapy only. In support of our planned Phase 2/3 trial, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial at which BfArM agreed, in principle, to the design. In preparation for the study, we have been conducting toxicology studies of SIL204 in 2025, to be followed by the regulatory submission in the first quarter of 2026 to initiate the Phase 2/3 trial and trial initiation in the first half of 2026. At this time, we are focused on the further development of the core siRNA technology, SIL204, and its clinical development.

We were originally known as Biomotion Sciences, a Cayman Islands exempted company. On April 3, 2024, we entered into an amended and restated business combination agreement (the “Business Combination Agreement”), dated April 3, 2024, by and among our company (whose name was subsequently changed to Silexion Therapeutics Corp), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Silexion (“Merger Sub 2”), Moringa and Silexion. On August 15, 2024 (the “Closing Date”), the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”) were completed (the “Closing”), following the approval of the Business Combination on August 6, 2024 by the extraordinary general meeting of Moringa.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” You should also carefully consider the risks described under “Risk Factors” in this prospectus and in any accompanying prospectus supplements.

Recent Developments

Closing of Public Offering

On September 12, 2025, the Company sold in a public offering, (i) 1,392,250 ordinary shares and (ii) 107,750 pre-funded warrants to purchase up to 107,750 ordinary shares, which each such ordinary share and/or pre-funded warrant was accompanied by (iii) two ordinary warrants to purchase two ordinary shares (consisting of one Series A ordinary warrant and one Series B ordinary warrant), for a total of 3,000,000 ordinary warrants to purchase up to 3,000,000 ordinary shares. The purchase price per ordinary share and accompanying two ordinary warrants to purchase two ordinary shares was $4.00, while the purchase price per pre-funded warrant and accompanying two ordinary warrants to purchase two ordinary shares was $3.999.

Aggregate gross proceeds from that September 2025 public offering (without taking into account any proceeds from any exercises of warrants) were approximately $6.0 million.

The pre-funded warrants were immediately exercisable at an exercise price of $0.0001 per share and did not expire until exercised in full (they have each been exercised in full). The ordinary warrants have an exercise price of $4.00 per share, and were exercisable upon issuance. The Series A ordinary warrants and the Series B ordinary warrants will expire on the five (5) year anniversary and 12-month anniversary, respectively, of the date on which they were issued.

The offering increased our shareholders’ equity by $5.2 million on September 12, 2025.

On September 12, 2025, in connection with the closing of the public offering, investors exercised an aggregate of 445,000 Series B ordinary warrants issued in the offering and we issued 445,000 underlying ordinary shares. The gross proceeds to our company from those warrant exercises was $1.78 million. The exercise of those Series B ordinary warrants increased our shareholders’ equity by $1.78 million.

Partial Conversion of Moringa Sponsor Convertible Promissory Note

In connection with the closing of our September 2025 public offering, on September 15, 2025, we issued 450,000 ordinary shares to Moringa Sponsor, L.P. (the “Moringa Sponsor”) upon conversion of $1.8 million of the outstanding principal amount under the amended and restated convertible note, dated August 15, 2024, in an original principal amount of $3.4 million, that we had issued to the Moringa Sponsor.

The Moringa Sponsor (which is controlled by our director, Ilan Levin) has notified us that it disputes the conversion into Ordinary Shares under the terms of the convertible note and has demanded repayment of the note in full. We believe that the conversion was carried out in strict compliance with the substantive and procedural requirements of the note, and reject any claim to the contrary.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which our ordinary shares were offered in exchange for ordinary shares of each of Moringa and Silexion, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” are to its meaning under the Securities Act, as modified by the JOBS Act.

Corporate and Other Information

We are a Cayman Islands exempted company. Our principal executive offices are located at 12 Abba Hillel Road, Ramat Gan, Israel 5250606, and our telephone number is +972-3-756-4999. Our corporate website address is www.silexion.com. Except for the documents incorporated by reference in this prospectus, the information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

RISK FACTORS

Investing in our securities involves a number of risks. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and under the heading “Risk Factors” in the applicable prospectus supplement and discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated herein by reference, together with other information in this prospectus and any applicable prospectus supplement and the information and documents incorporated by reference in this prospectus and any applicable prospectus supplement, including our future reports on Form 10-K and Form 10-Q. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described below and under the section entitled “Risk Factors” in our 2024 Annual Report incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our ordinary shares could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

See also the statements contained under the heading “Forward-Looking Statements.”

Risks Related to Offerings Under this Prospectus

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. Our financial statements as of December 31, 2024 and 2023 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the years ended December 31, 2024 and 2023 an explanatory paragraph referring to our recurring losses from operations and our cash outflows from operating activities that raise substantial doubt about our ability to continue as a going concern. If we encounter continued issues or delays in the development or commercialization of our product candidates, or if we incur greater than anticipated expenses, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future, and continue as a going concern. There can be no assurance that such financing, if necessary, will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through financings, strategic transactions, licensing fees, royalty payments or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in our company.

We do not intend to pay any cash dividends on ordinary shares in the foreseeable future and, therefore, any return on your investment in our ordinary shares or other securities must come from increases in the fair market value and trading price of our ordinary shares.

We do not intend to pay any cash dividends on our ordinary shares in the foreseeable future and, therefore, any return on your investment in our ordinary shares or other securities must come from increases in the fair market value and trading price of our ordinary shares.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances“, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●          our ability to maintain the listing of our ordinary shares and our warrants on Nasdaq;

●          our future performance, including our projected timeline for regulatory approvals of our product candidates;

●          our market opportunity;

●          our strategy, future operations, financial position, projected costs, prospects and plans;

●          expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●          our ability to retain or recruit officers, key employees and directors;

●          the impact of the regulatory environment and complexities with compliance related to such environment;

●          expectations regarding future partnerships or other relationships with third parties;

●          our future capital requirements and sources and uses of cash, including the our ability to obtain additional capital in the future; and

●          other factors identified from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including this prospectus.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that are difficult to predict and that may cause our actual results, performance, or achievements, or those of our industry, to differ materially from any future results, performance, or achievements expressed or implied by these statements. Actual results may differ materially from those anticipated or expressed in such statements due to a variety of factors, including, but not limited to, those discussed in Item 1A, ”Risk Factors,” of Part I of our 2024 Annual Report, filed with the SEC on March 18, 2025, as well as those described from time to time in our other filings with the SEC. A number of factors could cause our actual results to differ materially from those indicated by the forward-looking statements. Such factors include, without limitation, the following:

●          we are a development-stage company and have a limited operating history on which to assess our business;

●          we have never generated any revenue from product sales and may never be profitable;

●          we will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to our shareholders;

●          the approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●          we do not have experience producing our product candidates at commercial levels, currently have no marketing and sales organization, have an uncertain market receptiveness to our product candidates, and are uncertain as to whether there will be insurance coverage and reimbursement for our potential products;

●          we may be unable to attract, develop and/or retain key personnel or additional employees required for our development and future success;

●          we may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interest and may depress the market price of our ordinary shares;

●          we may not succeed at maintaining at least $2.5 million of shareholders’ equity and thereby maintaining our compliance with the Equity Standard of the Nasdaq Capital Market and may therefore have our securities delisted from Nasdaq; and

●          those additional factors described or incorporated by reference under the heading “Risk Factors” in this prospectus and in our other filings with the SEC.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events. The forward-looking statements contained in or incorporated by reference into this prospectus reflect our views as of the date of this prospectus about future events and are subject to known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

General

The descriptions of our share capital and certain provisions of our amended and restated memorandum and articles of association, as amended (the “Memorandum” and “Articles”, respectively), are summaries and are qualified by reference to the Memorandum and Articles that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

 Our authorized share capital consists of $121,500 divided into 9,000,000 ordinary shares of a par value of $0.0135 each. As of September 25, 2025, there were 3,126,642 ordinary shares outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are issued in registered form and are eligible for clearing through The Depository Trust Company.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders.

Appointment of Directors

Our board of directors consists of up to nine (9) directors and not less than three (3) directors, unless increased or decreased from time to time by ordinary resolution under Cayman Islands law, being a resolution passed by a simple majority of the shareholders of New Silexion as, being entitled to do so, vote in person or by proxy at a general meeting (an “Ordinary Resolution”).

Directors will generally be appointed by an Ordinary Resolution passed at each annual general meeting.

Prior to each annual general meeting, our board of directors (or a nominating committee established by the board for such purpose) may select, via a resolution adopted by a majority of the board or such committee, a number of persons to be proposed to the shareholders for appointment as directors at such annual general meeting, for service until the next annual general meeting (the “Nominees”). Any shareholder entitled under applicable law to propose one or more persons as nominees for appointment as directors at an annual general meeting (each such nominee, an “Alternate Nominee”) may make such proposal only if a written notice of such shareholder’s intent to that effect has been given to the Secretary of the Company (or, if there is no such Secretary, the chief executive officer) within the periods set out in the Articles.

Unless the board of directors resolves that the appointment of Nominees or Alternate Nominees will be determined based on those Nominees or Alternate Nominees receiving the highest number of votes of shareholders in favor of their appointment— even if less than a majority of all shareholders’ votes that are cast, the Nominees or Alternate Nominees shall be appointed by Ordinary Resolution at the annual general meeting at which they are proposed for appointment. If the appointment of the Nominees or Alternate Nominees proposed to be appointed would cause the total number of directors (including those then in office) to exceed the maximum number, then any directors then in office who are not named as Nominees or Alternate Nominees will cease to hold office following the conclusion of such annual general, if any such Nominees or Alternate Nominees are appointed in such meeting, and upon such Nominees or Alternate Nominees taking office. If (a) the appointment of the Nominees or Alternate Nominees proposed to be appointed would not cause the total number of directors to exceed the maximum, or (b) no Nominees or Alternate Nominees are proposed to be appointed at an annual general meeting by either the Board or shareholders, or (c) no Nominees or Alternate Nominees are eventually appointed in such annual general meeting — all directors then in office shall continue to hold office until the convening of a general meeting at which Nominees or Alternate Nominees shall be proposed and appointed, and where such appointment would cause the total number of directors to exceed the maximum.

Each director will hold office until the next succeeding annual general meeting and until his or her successor is appointed and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Articles do not provide for cumulative voting for the appointment of directors.

Dividends

Subject to the provisions of the Companies Act (As Revised) of the Cayman Islands and our Articles, the board of directors may, from time to time, declare dividends (including interim dividends) and other distributions on our shares out of funds legally available for that purpose. We have never declared or paid any dividends on our ordinary shares and do not anticipate paying any dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Preemptive and Conversion Rights; Redemption

Holders of our ordinary shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our ordinary shares.

Winding Up

In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares with preferential rights.

Transfer of Shares

Subject to any restrictions in our Articles, any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Capital Market or in any other form approved by our board of directors.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Authorized but Unissued Shares

The authorized but unissued New Silexion ordinary shares are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Nasdaq and the Articles. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved New Silexion ordinary shares could make more difficult or discourage an attempt to obtain control of New Silexion by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action; Extraordinary General Meetings

Our Articles provide that shareholders may take action by unanimous written resolutions or at annual or extraordinary general meetings. As a result, a holder controlling a majority of New Silexion ordinary shares would not be able to amend the Articles or remove directors without holding a meeting of shareholders called in accordance with the Articles or the shareholders of New Silexion passing unanimous written resolutions to approve the same. Further, the Articles provide that only the chairman of the board, or the board pursuant to a resolution adopted by a majority of the directors then in office — and not shareholders — may call extraordinary general meetings of shareholders, thus prohibiting a holder of ordinary shares from calling an extraordinary general meeting. These provisions might delay the ability of shareholders to force consideration of a proposal or for shareholders controlling a majority of New Silexion to take any action, including the removal of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Articles provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at its annual general meeting, must provide timely notice. To be timely, a shareholder’s notice will need to be delivered to the Secretary of New Silexion at its principal executive offices not less than 90 days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual general meeting. In the event that no annual general meeting was held during the preceding year or the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a shareholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual general meeting and not later than the 90th day prior to such annual general meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual general meeting is first made by New Silexion. The Articles also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude New Silexion shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Supermajority Requirements for the Amendment of the Articles

Under the Companies Act (As Revised) of the Cayman Islands, the Articles may be amended by a special resolution of shareholders, being a resolution passed by not less than two-thirds (2/3) of our shareholders as being entitled to do so, vote in person or by proxy at a general meeting.

Board Vacancies

The Articles provide that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by our shareholders. Any director chosen to fill a vacancy will hold office until the next annual general meeting and until his or her successor is duly appointed and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the then-authorized size of the board of directors is permitted to be set only by a resolution adopted by the board.

Exclusive Forum Selection

The Articles provide that, unless New Silexion consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the courts of the Cayman Islands have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each shareholder’s shareholding in the Company, including but not limited to (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Act (As Revised) of the Cayman Islands or the Articles, and each shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act. The Articles also provide that, unless New Silexion consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce that exclusivity provision. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in New Silexion shares shall be deemed to have notice of and consented to the forum selection provisions in the Articles.

The choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Silexion or its directors, officers, or other employees, which may discourage such lawsuits against New Silexion and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Articles to be inapplicable or unenforceable in an action, New Silexion may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transactions with Interested Shareholders

Cayman Islands law does not have a business combination statute (like in Delaware) applicable to public companies prohibiting them from engaging in certain business combinations with an “interested shareholder”. As a result, we cannot avail ourselves of the types of protections afforded by a business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles provide that our directors and officers shall be indemnified out of the assets of New Silexion against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No such indemnified person shall be liable to New Silexion for any loss or damage incurred by New Silexion as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such indemnified person. No person shall be found to have committed actual fraud, willful neglect or willful default under the foregoing unless or until a court of competent jurisdiction shall have made a finding to that effect. In addition, the Articles provide for the advancing of certain fees and costs to such indemnified persons and the purchase by New Silexion for insurance for the benefit of its directors and officers as further described in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Silexion directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shareholders’ Suits.

Conyers, Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Listing

Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares and the warrant agent for our warrants is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or between us and the holder. If we elect to use a warrant agent, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial holders of warrants.

The specific terms of any warrants will be described in a prospectus supplement, including, as applicable:

●	the title and number of warrants;

●	the number of ordinary shares issuable upon exercise of the warrants and the exercise price;

●	the date, if any, on and after which the warrants and any related securities will be separately transferable;

●	the period during which the warrants may be exercised;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise or the exercise price;

●	the terms of any rights to redeem or call the warrants;

●	the warrant agent, if any; and

●	any other material terms.

Holders of warrants will not have any rights as shareholders of Silexion until the warrants are exercised and ordinary shares are issued. The form of warrant and the warrant agreement, if any, will be filed as exhibits to the registration statement or incorporated by reference in the prospectus supplement relating to the offering of such warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of our ordinary shares, warrants, or other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit may be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of any applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

●	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

●	the price or prices at which such units will be issued;

●	whether the units are to be sold separately or with other securities;

●	whether the units will be issued in definitive or global form or in any combination of these forms;

●	the identity of the unit agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

●	the designation and terms of any equity securities or warrants included in the units;

●	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●
any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
 a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, warrants or units may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for us by Conyers Dill & Pearman LLPCertain legal matters relating to U.S. law regarding the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP. Any underwriters or placement agents will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Silexion Therapeutics Corp’s Current Report on Form 8-K dated August 20, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1j to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 12, 2025, respectively;

●
Our Current Reports on Form 8-K filed with the SEC on the following dates:

•          January 14, 2025;
•          January 15, 2025 (only the second Form 8-K filed on that date, and only Item 1.01 thereof and Exhibit 10.1 thereto);
•          January 17, 2025;
•          January 30, 2025;
•          March 14, 2025;
•          March 28 2025 (only Item 8.01 thereof);
•          May 23, 2025;
•          June 3, 2025;
•          July 8, 2025 (each of the Form 8-K and Form 8-K/A filed on that day);
•          July 14, 2025;
•          July 16, 2025;
•          July 21, 2025;
•          July 29, 2025;
•          August 1, 2025;
•          August 19, 2025;
•          August 20, 2025;
•          September 12, 2025;
•          September 15, 2025;
•          September 25, 2025;
•          September 26, 2025; and

●
The description of our share capital contained in our registration statement on Form 8-A (File No. 001-42253) filed with the SEC on August 15, 2024, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025).

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat Gan, Israel 5250606
Attn: Chief Financial Officer and Secretary
+972-3-756-4999

We also maintain a website at www.silexion.com where incorporated reports or other documents that we file with the SEC may be accessed. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of that site is http://www. sec.gov. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website or the SEC’s website, and you should not consider either of those websites to be part of this prospectus.

Silexion Therapeutics Corp

$100,000,000

Ordinary Shares
Warrants
Units

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2025

Silexion Therapeutics Corp

Up to $13,170,000 of Ordinary Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), dated September 26, 2025, with H.C. Wainwright & Co., LLC, as sales agent or principal (“Wainwright” or the “sales agent”), relating to the sale of our ordinary shares, par value $0.0135 per share (“Ordinary Shares”), offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, this prospectus supplement and the accompanying prospectus, we may offer and sell up to $13,170,000 of our Ordinary Shares from time to time through Wainwright in this offering.

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), or any other existing trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Under the Sales Agreement, Wainwright is not required to sell any number or dollar amount of our Ordinary Shares but as instructed by us will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement.

Wainwright will be entitled to cash compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross sales price of Ordinary Shares sold under the Sales Agreement. In connection with the sale of our Ordinary Shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. Please see the section entitled “Plan of Distribution” on page S-17 for additional information relating to our compensation arrangements with Wainwright. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the Ordinary Shares will be sold in the section entitled “Plan of Distribution.”

Our Ordinary Shares are listed on Nasdaq under the symbol “SLXN.” Our warrants are listed on Nasdaq under the symbol “SLXNW.” On September 24, 2025, the last reported sales prices of our Ordinary Shares and warrants on Nasdaq were $3.86 per share and $0.355 per warrant, respectively.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $39,511,803, based on 3,126,642 Ordinary Shares outstanding as of the date of this prospectus supplement, of which 2,644,699 shares are held by non-affiliates, and a price of $14.94 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq on July 31, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any twelve-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000. In the event that, subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus supplement. As of the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering).

We are a “smaller reporting company” and an “emerging growth company” as defined under U.S. federal securities laws and, as such, are entitled to comply with reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company. Please see “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” below.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated [●], 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information provided in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or documents to which we otherwise refer you. We have not, and Wainwright has not, authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus supplement and accompanying prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus. In addition, this prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “New Silexion,” “we,” “us,” “our,” “our company,” and “the Company” refer to Silexion Therapeutics Corp, a Cayman Islands exempted company. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings with the Securities and Exchange Commission (the “SEC”) as described later in this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and our financial statements and related notes that are incorporated by reference in this prospectus supplement. Unless the context requires otherwise, references in this prospectus supplement to “New Silexion,” “the Company,” “our company,” “we,” “us,” and “our” refer to Silexion Therapeutics Corp.

THE COMPANY

Overview

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. We conduct operations primarily through our principal subsidiary— Silexion— which is a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for cancers driven by Kirsten rat sarcoma viral oncogene homolog (“KRAS”). The KRAS gene, when mutated, plays a central role in many cancer types, such as pancreatic, colorectal and lung, and is therefore considered to be an oncogene.  This oncogene instructs cells to make the corresponding KRAS protein which has a controlling function in cell growth signaling in the cancer cells.

Various pharmaceutical companies are developing inhibitors of this protein, which attempt to inhibit its activity after it is already functioning in an oncogenic manner.  At Silexion, we have taken a different approach, moving upstream to the source of the cancer; silencing the KRAS oncogene so the oncogenic protein is not made.  We believe this approach has various important clinical advantages.

 Our technology works by inducing the tumor cells to destroy the messenger (mRNA) between the oncogene and the tumor cell’s protein manufacturing apparatus.  For this we use small segments biologically complementary to the oncogenic mRNA, made out of the natural genetic building block of mRNA, and modify them to become significantly more stable and with capability to more readily enter the tumor cells, yet while maintaining their important ability to carry out the treatment. These small pieces of genetic material are called small interfering RNA(siRNA) as they are relatively small compared to the mRNA molecule and they interfere with the mRNA function.

Our lead product candidate, SIL204, is a second generation siRNA. The siRNA prevents or severely limits the tumor cells’ manufacturing of the protein.  Without the mutated KRAS protein, the mechanism of generating the tumor is prevented.  In pancreatic cancer, ~92% of patients have this mutated oncogene. To further optimize treatment, we introduce a novel delivery approach which we refer to as an Integrated Treatment Regimen.  To get across the very strong barrier surrounding pancreatic tumor cells, which limits the effectiveness of current treatments, we administer SIL204 directly into the tumor, where it can be most effective.  For affected tumor cells which may have already left the primary tumor,  we also administer SIL204 systemically via the subcutaneous route.  In order to be used as a first-line treatment, we administer the Integrated Treatment Regimen alongside standard of care (SoC) chemotherapy.  The approach of using an siRNA directed against mutated KRAS together with SoC chemotherapy evidenced a benefit for overall survival over SoC chemotherapy alone in a Phase 2 clinical trial, where the siRNA used was our prototype or first-generation product.  We are further expecting improved overall survival results with our second generation product SIL204.

We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL204 administered intratumorally in combination with standard of care (SoC) chemotherapy versus SoC chemotherapy only. In support of our planned Phase 2/3 trial, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial at which BfArM agreed, in principle, to the design. In preparation for the study, we have been conducting toxicology studies of SIL204 in 2025, to be followed by the regulatory submission in the fourth quarter of 2025 to the Israeli ministry of health and in the first quarter of 2026 to BfArM. We plan to initiate the Phase 2/3 trial and trial initiation in the first half of 2026. At this time, we are focused on the further development of the core siRNA technology, SIL204, and its clinical development.

For a complete description of our business, financial condition, results of operations and other important information, please read the accompanying prospectus and our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”  You should also carefully consider the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the 2024 Annual Report.

Recent Developments

Closing of Public Offering

On September 12, 2025, the Company sold in a public offering, (i) 1,392,250 Ordinary Shares and (ii) 107,750 pre-funded warrants to purchase up to 107,750 Ordinary Shares, which each such Ordinary Share and/or pre-funded warrant was accompanied by (iii) two ordinary warrants to purchase two Ordinary Shares (consisting of one Series A ordinary warrant and one Series B ordinary warrant), for a total of 3,000,000 ordinary warrants to purchase up to 3,000,000 Ordinary Shares. The purchase price per Ordinary Share and accompanying two ordinary warrants to purchase two Ordinary Shares was $4.00, while the purchase price per pre-funded warrant and accompanying two ordinary warrants to purchase two Ordinary Shares was $3.999.

Aggregate gross proceeds from that September 2025 public offering (without taking into account any proceeds from any exercises of warrants) were approximately $6.0 million.

The pre-funded warrants were immediately exercisable at an exercise price of $0.0001 per share and did not expire until exercised in full (they have each been exercised in full). The ordinary warrants have an exercise price of $4.00 per share, and were exercisable upon issuance. The Series A ordinary warrants and the Series B ordinary warrants will expire on the five (5) year anniversary and 12-month anniversary, respectively, of the date on which they were issued.

The offering increased our shareholders’ equity by $5.2 million on September 12, 2025.

On September 12, 2025, in connection with the closing of the public offering, investors exercised an aggregate of 445,000 Series B ordinary warrants issued in the offering and we issued 445,000 underlying Ordinary Shares. The gross proceeds to our company from those warrant exercises was $1.78 million. The exercise of those Series B ordinary warrants increased our shareholders’ equity by $1.78 million.

Partial Conversion of Moringa Sponsor Convertible Promissory Note

In connection with the closing of our September 2025 public offering, on September 15, 2025, we issued 450,000 Ordinary Shares to Moringa Sponsor, L.P. (the “Moringa Sponsor”) upon conversion of $1.8 million of the outstanding principal amount under the amended and restated convertible note, dated August 15, 2024, in an original principal amount of $3.4 million, that we had issued to the Moringa Sponsor.

The Moringa Sponsor (which is controlled by our director, Ilan Levin) has notified us that it disputes the conversion into Ordinary Shares under the terms of the convertible note and has demanded repayment of the note in full. We believe that the conversion was carried out in strict compliance with the substantive and procedural requirements of the note, and reject any claim to the contrary.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are both a “smaller reporting company” as defined under Rule 405 of the Securities Act and an “emerging growth company” as defined under U.S. federal securities laws. As a smaller reporting company and an emerging growth company, we are eligible to take advantage of certain reduced disclosure and reporting requirements, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation.

We will remain a smaller reporting company until the last day of any fiscal year for so long as either (i) the market value of our Ordinary Shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our Ordinary Shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Ordinary Shares held by non-affiliates equals or exceeds $700 million as of the end of that year's second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year, (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, or (iv) December 31, 2029.

As a result of our status as both a “smaller reporting company” and an “emerging growth company”, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate and Other Information

We are a Cayman Islands exempted company. Our principal executive offices are located at 12 Abba Hillel Road, Ramat-Gan, Israel 5250606, and our telephone number is +972-3-756-4999. Our corporate website address is www.silexion.com. Except for the documents incorporated by reference in this prospectus supplement, the information contained on or accessible through our website is not a part of this prospectus supplement and should not be relied upon in connection with making an investment decision.

We were originally known as Biomotion Sciences, a Cayman Islands exempted company. On April 3, 2024, we entered into an amended and restated business combination agreement (the “Business Combination Agreement”), dated April 3, 2024, by and among our company (whose name was subsequently changed to Silexion Therapeutics Corp) (“New Silexion”), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Silexion (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of Silexion (“Merger Sub 2”), Moringa Acquisition Corp (“Moringa”) and Silexion Therapeutics Ltd., an Israeli company (“Silexion”). On August 15, 2024, the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”) were completed, following the approval of the Business Combination on August 6, 2024 by the extraordinary general meeting of Moringa.

This prospectus supplement and the accompanying prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

THE OFFERING

Ordinary Shares Offered by Us	Ordinary Shares having an aggregate offering price of up to $13,170,000.

Ordinary Shares to be Outstanding After this Offering
Up to 6,542,984 Ordinary Shares, assuming sales of our Ordinary Shares in this offering at an assumed offering price of $3.86 per share, which was the closing price of our Ordinary Shares on Nasdaq on September 24, 2025. The actual number of Ordinary Shares issued will vary depending on the sales price at which Ordinary Shares may be sold from time to time during this offering.

Plan of Distribution
Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for our Ordinary Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The sales agent is not required to sell any certain number of Ordinary Shares or dollar amount but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds from the sale of the securities in this offering, if any, for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.”

The amount of proceeds from this offering will depend upon the number of Ordinary Shares sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

Risk Factors
Investing in our Ordinary Shares involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in our Ordinary Shares .

Market for Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the symbol “SLXN.”

The number of Ordinary Shares to be outstanding after this offering is based on 3,126,642 Ordinary Shares outstanding as of the date hereof, and excludes as of such date:

●
10,234 Ordinary Shares issuable upon the exercise of outstanding share options or settlement of outstanding restricted share units (RSUs) under our equity incentive plans, at a weighted average exercise price (with respect to share options only) of $897.34 per share;

●	3,098,636 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $27.26 per share; and

●	86,573 Ordinary Shares available for future grant under our 2024 Equity Incentive Plan, as amended.

RISK FACTORS

Investing in our securities, including our Ordinary Shares, involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our future reports on Form 10-K and 10-Q. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described below and under the section entitled “Risk Factors” in our 2024 Annual Report incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually comes to fruition, our business could be harmed. In such case, the trading price of our Ordinary Shares could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

See also the statements contained under the heading “Forward-Looking Statements.”

Risks Related to this Offering

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. Our financial statements as of December 31, 2024 and 2023 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the years ended December 31, 2024 and 2023 an explanatory paragraph referring to our recurring losses from operations and our cash outflows from operating activities that raise substantial doubt about our ability to continue as a going concern. If we encounter continued issues or delays in the development or commercialization of our product candidates, or if we incur greater than anticipated expenses, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future, and continue as a going concern. There can be no assurance that such financing, if necessary, will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through financings, strategic transactions, sales of our products, licensing fees, royalty payments or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in our company.

Our PFIC status could result in adverse U.S. federal income tax consequences to U.S. Holders.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

The annual PFIC income and asset tests in respect of our company will be applied based on the assets and activities of the combined business. Based on the composition of our income and assets, it cannot be determined whether we will be classified as a PFIC for our current taxable year or in any future taxable year. Further, changes in the composition of our income or composition of our assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If we are treated as a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. shareholder, such U.S. shareholder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. U.S. shareholders are strongly encouraged to consult their own advisors regarding the potential application of these rules to the ownership of our Ordinary Shares, pre-funded warrants and/or our ordinary warrants.

If we fail to maintain compliance with Nasdaq continued listing requirements, our shares may be delisted from the Nasdaq Capital Market.

To continue to be listed on Nasdaq, we need to satisfy a number of conditions. On November 19, 2024, we received two letters from the Nasdaq Listing Qualifications Department, each addressing a separate compliance deficiency under the Nasdaq Listing Rules. The first letter from the Nasdaq Listing Qualifications Department notified us of our non-compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires a company such as ours whose securities are listed on the Nasdaq Global Market under the “Market Value Standard” to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000. The deficiency was triggered by our MVLS having closed below the minimum level for a period of 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), we were entitled to a 180-day period, ending on May 19, 2025, to rectify the deficiency by maintaining an MVLS of $50,000,000 or more for at least 10 consecutive business days. The second letter informed us of our deficiency in complying with Nasdaq Listing Rule 5450(b)(2)(C), which requires a minimum Market Value of Publicly Held Shares (an “MVPHS”) of $15,000,000 for continued listing on the Nasdaq Global Market under the “Market Value Standard”. This deficiency was caused by our MVPHS having fallen below the minimum threshold for the prior 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(D), we had 180 calendar days, or until May 19, 2025, to regain compliance by having our MVPHS close at or above $15,000,000 for at least 10 consecutive business days.

On May 22, 2025, we received a delisting notice from the Nasdaq Listing Qualifications Department in respect of the MVLS and MVPHS deficiencies, and on May 28, 2025, we requested a hearing related to the delisting notice, which was held on June 26, 2025. On July 7, 2025, we received a favorable decision from the Nasdaq hearings panel, granting our request to remain listed on the Nasdaq subject to certain conditions. As a result of the favorable outcome of the hearing, the listing of our Ordinary Shares and warrants was transferred from the Nasdaq Global Market to the Nasdaq Capital Market on July 8, 2025, where trading continued under the symbols “SLXN” and “SLXNW”, respectively. Under the terms of the decision reached by the hearings panel, the continued listing of our securities on the Nasdaq Capital Market was conditioned on our fulfillment of the terms of the compliance plan that we had presented to the panel at the hearing, which was designed to enable us to achieve at least $2.5 million of shareholders’ equity for listing on the Nasdaq Capital Market on a continued basis pursuant to Nasdaq Listing Rule 5550(b)(1).  The terms of the compliance plan consisted, in primary part, of the following: (i) on or before September 19, 2025, we were required to demonstrate in a report filed under the Exchange Act, our restoration of compliance with, and our expected long-term compliance with, the shareholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1), as to be demonstrated in a balance sheet not older than 60 days to be included in such a filing; and (ii) if we fail to maintain compliance with any Nasdaq listing rule on or before November 18, 2025, we will be required to submit, and the Nasdaq hearings panel will review (as part of its maintenance of jurisdiction over our listing status until November 18, 2025), a compliance plan for the subject deficiency to determine whether the panel is willing to grant an exception to us to cure that deficiency.

We filed on September 15, 2025 a Current Report on Form 8-K that attached the requisite balance sheet demonstrating our achievement of shareholders’ equity of approximately $9.41 million as of that date. On September 23, 2025, we received a letter from Nasdaq indicating that we had demonstrated compliance with the shareholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). We are nevertheless subject to a one-year mandatory Nasdaq panel monitor— until September 23, 2026. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff finds us to again be out of compliance with the shareholders’ equity requirement, we would not be permitted to provide the staff with a plan of compliance with respect to that deficiency and the staff would not be permitted to grant us additional time to regain compliance with respect to that deficiency. Instead, we would be subject to an immediate delist determination letter, subject to our right to appeal to a Nasdaq hearings panel once again. There can be no assurance that we will not again be in violation of the shareholders’ equity requirement or any of Nasdaq’s continued listing standards in the future. We have historically not been in compliance with the minimum bid price rule and also had compliance deficiencies with respect to audit committee requirements, MVLS and MVPHS, although each of those other deficiencies has been remedied. Our failure to meet the relevant listing requirements may result in our securities being delisted from Nasdaq.

If our securities are delisted from Nasdaq, we may seek to list them on other markets or exchanges, or the Ordinary Shares may trade on the pink sheets. In the event of such delisting, our shareholders’ ability to trade, or obtain quotations of the market value of, our securities would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, the substantially decreased trading in our securities and decreased market liquidity of our securities as a result of the loss of market efficiencies associated with Nasdaq, and the accompanying loss of federal preemption of state securities laws, could materially adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees, and cause us to have fewer business development opportunities. Additionally, that may cause the market price of our securities to decline further, and shareholders may lose some or all of their investment. There can be no assurance that our securities, if delisted from Nasdaq in the future, would be listed on another national or international securities exchange or on a national quotation service, the Over-The-Counter Markets or the pink sheets.

The Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of Ordinary Shares we will issue and the gross proceeds resulting from those sales, at any one time or in total, are uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of our Ordinary Shares during the sales period, the limits we set with the sales agent in any instruction to sell Ordinary Shares, and the demand for our Ordinary Shares during the sales period. Because the price per Ordinary Share sold will fluctuate based on the market price of our Ordinary Shares during the sales period, it is not currently possible to predict the number of Ordinary Shares, if any, that we will ultimately sell in this offering or the gross proceeds to be raised in connection with those sales.

Our share price is volatile, which could subject us to securities class action litigation, and your investment in our securities could decline in value.

The trading price of our Ordinary Shares could be subject to wide fluctuation in response to many factors listed in this section, and others beyond our control, including the following:

●	whether we are able to maintain the listing of our ordinary shares and our warrants on Nasdaq;

●	our future performance, including our projected timeline for regulatory approvals of our product candidates;

●	our market opportunity;

●	our strategy, future operations, financial position, projected costs, prospects and plans;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our ability to retain or recruit officers, key employees and directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties;

●	our future capital requirements and sources and uses of cash, including the our ability to obtain additional capital in the future;

●	market conditions for equity securities and general economic, political, and market conditions; and

●	other factors and risks identified from time to time in our filings with the SEC, including the accompanying prospectus.

Furthermore, the capital markets can experience extreme price and volume fluctuations that may affect the market prices of equity securities of many companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of our Ordinary Shares. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. You may not realize any return on your investment in us and may lose some or all of your investment.

Management will have broad discretion as to the use of proceeds from this offering, and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include, without limitation, research and development expenses, capital expenditures, working capital, and general and administrative expenses. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

A large number of shares may be sold in the market following this offering, which may depress the market price of our Ordinary Shares.

All of our Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering, which may cause the market price of our Ordinary Shares to decline. This could make it more difficult for you to sell your Ordinary Shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings and other issuances of our Ordinary Shares or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our Ordinary Shares.

In order to raise additional capital, we may in the future, including during this offering, offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to our existing shareholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

The exercise of our outstanding warrants, and vesting, exercise and/or settlement of other outstanding equity grants will dilute shareholders and could decrease our share price.

The exercise of our outstanding warrants may adversely affect our share price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Vesting and exercise of outstanding options, vesting and settlement of outstanding restricted share units or any future issuance of additional Ordinary Shares, including during this offering, or other equity securities, including options, warrants, restricted share units or other derivative securities convertible into our Ordinary Shares, may result in significant dilution to our shareholders and may decrease our share price.

We do not intend to pay any cash dividends on our Ordinary Shares in the foreseeable future and, therefore, any return on your investment in our Ordinary Shares must come from increases in the fair market value and trading price of our Ordinary Shares.

We do not intend to pay any cash dividends on our Ordinary Shares in the foreseeable future and, therefore, any return on your investment in our Ordinary Shares must come from increases in the fair market value and trading price of our Ordinary Shares.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “suggests,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this prospectus supplement and the accompanying prospectus may include, but are not limited to, statements regarding:

●	our ability to maintain the listing of our Ordinary Shares and warrants on Nasdaq;

●	our current and planned pre-clinical and clinical studies and trials involving our product candidates;

●	our projected timeline for regulatory approvals of our product candidates;

●	our market opportunity;

●	our strategy, future operations, financial position, projected costs, prospects and plans;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our ability to retain or recruit officers, key employees and directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties; and

●	our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and assumptions that are difficult to predict and that may cause our actual results, performance or achievements, or those of our industry, to differ materially from any future results, performance or achievements expressed or implied by these statements. Actual results may differ materially from those anticipated or expressed in such statements due to a variety of factors, including, but not limited to, those discussed in Item 1A, ”Risk Factors,” of Part I of our 2024 Annual Report, filed with the SEC on March 18, 2025, as well as those described from time to time in our other filings with the SEC. A number of factors could cause our actual results to differ materially from those indicated by the forward-looking statements. Such factors include, among others, the following:

●	we are a development-stage company and have a limited operating history on which to assess our business;

●	we have never generated any revenue from product sales and may never be profitable;

●	we will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to our shareholders;

●	the approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●
we do not have experience producing our product candidates at commercial levels, currently have no marketing and sales organization, have an uncertain market receptiveness to our product candidates, and are uncertain as to whether there will be insurance coverage and reimbursement for our potential products;

●	we may be unable to attract, develop and/or retain key personnel or additional employees required for our development and future success;

●	we may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interest and may depress the market price of our ordinary shares;

●
we may not succeed at maintaining at least $2.5 million of shareholders’ equity and thereby maintaining our compliance with the Equity Standard of the Nasdaq Capital Market and may therefore have our securities delisted from Nasdaq; and

●	those additional factors described or incorporated by reference under the heading “Risk Factors” in this prospectus and in our other filings with the SEC.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events. The forward-looking statements contained in or incorporated by reference into this prospectus supplement reflect our views as of the date of this prospectus supplement about future events and are subject to known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 as follows:

●	on an actual basis;

●
on a pro forma basis after giving effect to:

(i)            the exercise of 152,106 ordinary warrants for 152,106 underlying Ordinary Shares at an exercise price of $11.57 per share pursuant to  a warrant inducement transaction that we completed on August 1, 2025 for aggregate gross proceeds of approximately $1.8 million (net proceeds of approximately $1.5 million after deducting placement agent fees and other offering expenses payable by us) (the pro forma capitalization set forth in the below table does not give effect, however, to our potential issuance of (a) up to 304,212 Ordinary Shares underlying warrants that are exercisable at an exercise price of $11.32 per share, which warrants were issued pursuant to the foregoing warrant inducement transaction, or (b) up to 10,647 Ordinary Shares underlying 10,647 new placement agent warrants, exercisable at $14.4625 per share, which new placement agent warrants were issued in that same warrant inducement transaction);

(ii)           our sale in a public offering of (a) 1,392,250 Ordinary Shares and (b) 107,750 pre-funded warrants to purchase up to 107,750 Ordinary Shares, which Ordinary Shares and pre-funded warrants were sold together with 1,500,000 Series A ordinary warrants to purchase 1,500,000 Ordinary Shares, and 1,500,000 Series B ordinary warrants to purchase 1,500,000 Ordinary Shares, which we completed on September 12, 2025, for aggregate gross proceeds of $6.0 million (net proceeds of approximately $5.2 million after deducting placement agent fees and other offering expenses payable by us) (the pro forma capitalization set forth in the below table does not give effect, however, to our potential issuance of the following additional Ordinary Shares pursuant to that public offering: (x) up to 1,500,000 Ordinary Shares issuable upon exercise of the foregoing 1,500,000 Series A ordinary warrants or up to 1,055,000 Ordinary Shares issuable upon exercise of the 1,055,000 unexercised warrants from among the foregoing 1,500,000 Series B ordinary warrants, in each case at an exercise price of $4.00 per share; or (y) up to 105,000 Ordinary Shares issuable upon exercise of 105,000 placement agent warrants at an exercise price of $5.00 per Ordinary Share);

(iii)          our issuance of 445,000 Ordinary Shares upon exercise of 445,000 Series B ordinary warrants issued in the foregoing September 2025 public offering (described in (ii) above) for proceeds of $1.78 million; and

(iv)          our issuance of 450,000 Ordinary Shares to Moringa Sponsor, L.P. (“Moringa Sponsor”) on September 15, 2025 upon conversion of $1.8 million (with a fair value of $1.7 million) of the outstanding principal amount under an amended and restated convertible note, dated August 15, 2024, in an original principal amount of $3.4 million, that the Company had issued to the Moringa Sponsor (the “A&R Sponsor Promissory Note”);

as if such events had occurred on June 30, 2025 (collectively, the “Pro Forma Adjustments”); and

●
on a pro forma as adjusted basis giving further effect to reflect the assumed sale by us of all $13,170,000 of Ordinary Shares (in gross offering proceeds) offered by means of this prospectus supplement pursuant to the Sales Agreement at an assumed offering price of $3.86 per Ordinary Share, which is based on the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 24, 2025, and after deducting the Sales Agent’s fees and estimated offering expenses payable by us, as if such issuance and sale had occurred on June 30, 2025.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to various adjustments. The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information contained in this prospectus supplement and the accompanying prospectus.

As of June 30, 2025 (unaudited)
(U.S. dollars in thousands)	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$3,466	$11,922	$24,497
Related Party Promissory Note	(3,190)	(1,489)	(1,489)
Total shareholders’ equity	120	10,276	22,852

The above table is based on 579,536 Ordinary Shares outstanding as of June 30, 2025 and excludes as of that date:

●	up to 275,883 Ordinary Shares underlying an equivalent number of outstanding warrants at an average exercise price of $266.43 per share;

●
50,860 Ordinary Shares issuable to the Moringa Sponsor pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $3,433,000 principal amount of that note into Ordinary Shares at an assumed conversion price of $67.50 per share);

●
10,234 Ordinary Shares issuable upon exercise of outstanding share options or settlement of outstanding restricted share units (“RSUs”) under our equity incentive plans, at a weighted average exercise price (with respect to the options only) of $897.34 per share; and

●	1,782 Ordinary Shares reserved for future awards under our equity incentive plan.

DILUTION

If you invest in our Ordinary Shares in the offering under the Sales Agreement, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Ordinary Shares after this offering. We calculate net tangible book value per Ordinary Share by subtracting our liabilities from our tangible assets and dividing the difference by the number of Ordinary Shares outstanding at a given date.

The net tangible book value of our Ordinary Shares on June 30, 2025 was approximately $0.1 million, or approximately $0.21 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of our Ordinary Shares outstanding.

After giving effect on a pro forma basis to the Pro Forma Adjustments (as described in the “Capitalization” section above), our pro forma net tangible book value as of June 30, 2025 would have been approximately $10.3 million, or approximately $3.29 per share.

After giving further effect to the issuance and sale of Ordinary Shares having an aggregate offering price of up to $13,170,000 in this offering at an assumed public offering price of $3.86 per share (the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 24, 2025), and after deducting commissions and estimated offering expenses payable by us, our as‑adjusted net tangible book value as of June 30, 2025 would have been approximately $22.85 million, or $3.49 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.2 per share to our existing shareholders and immediate dilution in net tangible book value of $0.37 per share to investors participating in this offering, as illustrated by the following table:

Assumed offering price per Ordinary Share	$3.86
Pro forma net tangible book value per share as of June 30, 2025 after giving effect to the Pro Forma Adjustments	$3.29
Increase per share attributable to this offering	$0.20
Pro forma as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering	$3.49
Dilution in net tangible book value per share to investors participating in this offering	$0.37

The table above assumes for illustrative purposes that an aggregate of 3,416,342 of our Ordinary Shares are issued and sold at a price of $3.86 per share (the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 24, 2025), for aggregate gross proceeds of approximately $13,170,000. The shares issued and sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 579,536 Ordinary Shares outstanding as of June 30, 2025 and excludes as of that date:

●	up to 275,883 Ordinary Shares underlying an equivalent number of outstanding warrants at an average exercise price of $266.43 per share;

●
50,860 Ordinary Shares issuable to the Moringa Sponsor pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $3,433,000 principal amount of that note into Ordinary Shares at an assumed conversion price of $67.50 per share);

●
10,234 Ordinary Shares issuable upon exercise of outstanding share options or settlement of outstanding RSUs under our equity incentive plans, at a weighted average exercise price (with respect to the options only) of $897.34 per share; and

●	1,782 Ordinary Shares reserved for future awards under our equity incentive plan.

To the extent that any of our options or warrants listed above are exercised, or new options are issued under our equity incentive plan and subsequently exercised, there will be further dilution to new investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

USE OF PROCEEDS

In this offering, we may issue and sell Ordinary Shares having aggregate sales proceeds of up to $13,170,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering, if any, will depend upon the number of Ordinary Shares sold, if any, and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent. Because there is no minimum offering amount required as a condition of this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, of this offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital, and general and administrative expenses. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We do not anticipate paying any cash dividends to shareholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deems relevant.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Wainwright, pursuant to which, along with this prospectus supplement and the accompanying prospectus, we may issue and sell from time to time Ordinary Shares having an aggregate offering price of up to $13,170,000 through Wainwright as our sales agent. Sales of the Ordinary Shares, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through Nasdaq, or any other existing trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Wainwright will offer our Ordinary Shares at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the Ordinary Shares requested to be sold by us. We or Wainwright may suspend the offering of the Ordinary Shares being made through Wainwright under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement.

Settlement for sales of Ordinary Shares will occur on the first business day, or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission equal to 3.0% of the gross sales price per share of Ordinary Shares issued by us and sold by Wainwright under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to pay Wainwright a fee not to exceed $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Wainwright (i) up to $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K or a new prospectus supplement for this offering and (ii) up to $2,500 per due diligence update session in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Sales Agreement, will be approximately $112,535, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of our Ordinary Shares sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Sales Agreement during the relevant quarter.

We have also granted Wainwright a right of first refusal to act as sole book-running manager, placement agent or agent, as applicable, for future strategic transactions, financing or refinancing of indebtedness or public or private offering of equity, equity-linked or debt securities by us or any of our subsidiaries following the date of the Sales Agreement and until the 12-month anniversary of date of this prospectus supplement, subject to FINRA Rule 5110(g)(6)(A).

In connection with sales of Ordinary Shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our Ordinary Shares pursuant to this prospectus supplement will terminate upon the earlier of (a) the sale of our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $13,170,000, or (b) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

From time to time, Wainwright and its affiliates have provided and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wainwright acted as the placement agent in connection with our warrant inducement transaction in August 2025 and our best efforts public offering consummated in September 2025, and received compensation from us in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed with the SEC as an exhibit to a Current Report on Form 8-K on September 26, 2025.

This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus electronically.

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

Nasdaq Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “SLXN.” Our warrants issued in connection with the Business Combination are listed on Nasdaq under the symbol “SLXNW.”

LEGAL MATTERS

The validity of the Ordinary Shares being offered hereby will be passed upon for us by Conyers Dill & Pearman LLP, Grand Cayman, Cayman Islands. Certain legal matters with respect to U.S. law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for Wainwright in this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to Silexion Therapeutics Corp's Current Report on Form 8-K dated August 20, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1j to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our SEC filings are also available on our website, www.silexion.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Incorporation of Certain Information by Reference” in this prospectus supplement) is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 12, 2025, respectively;

●
Our Current Reports on Form 8-K filed with the SEC on the following dates:

•          January 14, 2025;
•          January 15, 2025 (only the second Form 8-K filed on that date, and only Item 1.01 thereof and Exhibit 10.1 thereto);
•          January 17, 2025;
•          January 30, 2025;
•          March 14, 2025;
•          March 28 2025 (only Item 8.01 thereof);
•          May 23, 2025;
•          June 3, 2025;
•          July 8, 2025 (each of the Form 8-K and Form 8-K/A filed on that day);
•          July 14, 2025;
•          July 16, 2025;
•          July 21, 2025;
•          July 29, 2025;
•          August 1, 2025;
•          August 19, 2025;
•          August 20, 2025;
•          September 12, 2025;
•          September 15, 2025;
•          September 25, 2025;
•          September 26, 2025; and

●
The description of our share capital contained in our registration statement on Form 8-A (File No. 001-42253) filed with the SEC on August 15, 2024, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 18, 2025).

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat-Gan, Israel 5250606
Attn: Secretary
+972-3-756-4999

We also maintain a website at www.silexion.com where incorporated reports or other documents filed with the SEC may be accessed. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of that site is http://www. sec.gov. We have not incorporated by reference into this prospectus supplement the information contained in, or that can be accessed through, our website or the SEC’s website, and you should not consider either of those websites to be part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the registration of securities covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$15,310.00
Finra filing fee and expenses	15,225.00
Legal fees and expenses	50,000.00
Accounting fees and expenses	20,000.00
Trustee and transfer agent fees	5,000.00
Printing and miscellaneous fees and expenses	7,000.00
Total	$112,535.00

*	These fees are calculated based upon the number and type of securities offered and accordingly cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers

Silexion Therapeutics Corp is incorporated under the laws of the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnity agreements with each of our officers and directors. These agreements require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Sales Agreement that we have entered into with the sales agent for an offering under this registration statement (which has been filed as an exhibit to this registration statement) provides for indemnification by the sales agent of our company and our officers and directors, and by our company of the sales agent, for certain liabilities arising under the Securities Act or otherwise in connection with the offering of our Ordinary Shares pursuant to the Sales Agreement.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2
At The Market Offering Agreement, dated as of September 26, 2025, by and between Silexion Therapeutics Corp and H.C. Wainwright & Co, LLC (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed with the SEC on September 26, 2025)

4.2*	Form of Warrant
4.3*	Form of Unit Certificate
5.1**	Opinion of Conyers Dill & Pearman LLP, Cayman legal counsel to Silexion Therapeutics Corp, relating to Ordinary Shares issuable under base prospectus
5.2**	Opinion of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp, related to warrants and units issuable under base prospectus
5.3**	Opinion of Conyers Dill & Pearman LLP, Cayman legal counsel to Silexion Therapeutics Corp, relating to Ordinary Shares issuable under sales agreement prospectus
23.1**	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm
23.2**	Consent of Conyers Dill & Pearman LLP related to its opinion for base prospectus (included in Exhibit 5.1)
23.3**	Consent of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp, related to its opinion for base prospectus (included in Exhibit 5.2)
23.4**	Consent of Conyers Dill & Pearman LLP related to its opinion for sales agreement prospectus (included in Exhibit 5.3)
24.1**	Power of Attorney (included on signature page hereof)
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat-Gan, State of Israel, on the 26th day of September, 2025.

SILEXION THERAPEUTICS CORP

By:	/s/ Ilan Hadar
Name: Ilan Hadar Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ilan Hadar and Mirit Horenshtein Hadar, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Hadar	Chairman and Chief Executive Officer	September 26, 2025
Ilan Hadar	(Principal Executive Officer)

/s/ Mirit Horenshtein Hadar	Chief Financial Officer and Secretary	September 26, 2025
Mirit Horenshtein Hadar	(Principal Financial and Accounting Officer)

/s/ Dror J. Abramov	Director	September 26, 2025
Dror J. Abramov

/s/ Ruth Alon	Director	September 26, 2025
Ruth Alon

/s/ Avner Lushi	Director	September 26, 2025
Avner Lushi

/s/ Shlomo Noy	Director	September 26, 2025
Shlomo Noy

/s/ Amnon Peled	Director	September 26, 2025
Amnon Peled

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed registration statement in Newark, Delaware, on September 26, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Authorized Representative